                                   EXHIBIT 5.1

                        OPINION OF BRUCE ROSETTO, ESQUIRE

                                  July 28, 1999


U.S. Plastic Lumber Corp.
2300 Glades Road, Suite 440W
Boca Raton, Florida 33431

         RE: U.S. Plastic Lumber Corp. Registration Statement On Form S-4
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Gentlemen:

         I have acted as general counsel to U.S. Plastic Lumber Corp. (the "Company") in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the offer and sale of up to 10,000,000 shares of common stock, par value $.0001 per share (the "Common Stock"), by U.S. Plastic Lumber Corp. (the "Company") as set forth on the Registration Statement. This opinion is furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K.

         In rendering this opinion, I have examined only the following documents: (i) the Company's articles of incorporation, as amended, and amended and restated bylaws, (ii) resolutions adopted by the Board of Directors of the Company related to the issuance of shares being registered hereby and (iii) the Registration Statement. I have not performed any independent investigation other than the document examination described above. My opinion is therefore qualified in all respects by the scope of that document examination. I have assumed and relied, as to questions of fact and mixed questions of law and fact, on the truth, completeness, authenticity and due authorization of all certificates, documents, and records examined and the genuineness of all signatures. This opinion is limited to the laws of the State of Nevada.

         Based upon and subject to the foregoing, I am of the opinion that the shares of Common Stock of the Company which are being offered by the Company pursuant to the Registration Statement, when sold in the manner and for the consideration contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable.

         This opinion is given as of the date hereof. I assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to my attention or any changes in laws which may hereafter occur.

         This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein.

         I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                 Sincerely,

                                 /s/ Bruce C. Rosetto

                                 Bruce C. Rosetto